Exhibit 99.1

Optinose Reports First Quarter 2019 Financial Results
and Recent Operational Highlights

Company reports first quarter 2019 total revenues of $4.5 million.

XHANCE first quarter net product revenues grew to $4.0 million

XHANCE prescriptions increased 59% from fourth quarter 2018 to first quarter 2019

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., May 9, 2019 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended March 31, 2019, and provided recent operational highlights.

“We delivered 59% quarter-over-quarter growth in the number of XHANCE prescriptions during the first quarter of 2019. These strong first quarter results sustain the growth trend we reported in the previous quarter", stated CEO Peter Miller. “Our focus continues to be executing our strategy which includes multiple new growth drivers that we believe will help sustain an excellent rate of growth for XHANCE. These include the internalization of our sales force, completed in April, with a 25% expansion in our sales territories and availability, starting this week, of a new 7-day sample that we believe will encourage trial and adoption of XHANCE.”

First Quarter and Recent Highlights

XHANCE Commercial Update
The number of XHANCE® (fluticasone propionate) prescriptions increased by 59% from fourth quarter 2018 to first quarter 2019.

Based on currently available third-party data and our internal analyses, the Company estimates that more than 75% of commercially insured lives are in a plan in which XHANCE is covered in a Tier 3 formulary position.

In April 2019, the Company expanded its number of sales territories from 80 to 100. The Company plans to call on an estimated 2,200 previously uncalled-on physicians in the new sales territories, and to now target over 10,000 total physicians. At the same time, the Company completed its transition from a contract sales force model to an internal sales force model.

XHANCE Development Update
In addition to XHANCE’s existing indication for nasal polyps, the Company plans to seek approval for a follow-on indication for the treatment of chronic sinusitis in the U.S. in order to broaden its market opportunity. In December 2018, the Company initiated the first of two anticipated Phase 3b clinical trials.

Inexia License Agreement
In January 2019, the Company entered into a license agreement with Inexia Limited (Inexia) whereby Inexia has obtained rights that will enable the use of Optinose’s Exhalation Delivery Systems and other intellectual property in Inexia's effort to discover and develop novel therapies based on positive modulators of Orexin OX1 and OX2 for neurological diseases.

In exchange for this license, the Company received an upfront payment of $0.5 million and, for each product developed under the license agreement, is eligible to receive up to $8.0 million of development milestone payments and up to $37.0 million of sales milestone payments. The Company is also eligible to receive tiered, low-to-mid single digit royalties based on net sales of any products successfully developed and commercialized under the license agreement.

Inexia is responsible for all costs and activities related to the identification, development and commercialization of potential products under this license.

First Quarter 2019 Financial Results

Net product and licensing revenues
The Company generated $4.5 million of total revenues including $4.0 million in net product revenues from sales of XHANCE and $0.5 million in licensing revenues during the three-month period ended March 31, 2019.

Costs and expenses and net loss
For the three-month period ended March 31, 2019, research and development expenses were $4.6 million and selling, general and administrative expenses were $26.3 million. The net loss for the period was $28.9 million, or $0.70 per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $171.3 million as of March 31, 2019.

Corporate Guidance

Research and development
The Company expects to initiate a second Phase 3b clinical trial in Q2 2019 to support the pursuit of a new indication for XHANCE for the treatment of chronic sinusitis.

Operating expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2019 to be in the range of $135 - $142 million, of which the Company expects stock-based compensation to be in the range of $10 - $12 million.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until May 16, 2019 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID #1233839. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

Upcoming Investor Conferences

Chief Executive Officer Peter Miller is scheduled to present at the RBC Capital Markets Global Healthcare Conference on May 22, 2019, at 9:00 a.m. ET and at the Jefferies 2019 Global Healthcare Conference on June 4, 2019 at 11:00 a.m. ET.

A live webcast will be available for each conference in the Investors section of the Optinose website. A replay will be available for 30 days following the conclusion of each event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Net product revenues	$3,976	$865
Licensing revenues	500	—
Total revenues	4,476	865
Costs and expenses:
Cost of product sales	738	200
Research and development	4,562	1,701
Selling, general and administrative	26,340	28,011
Total costs and expenses	31,640	29,912
Loss from operations	(27,164)	(29,047)
Other expense	1,710	1,525
Net loss	$(28,874)	$(30,572)
Net loss per share of common stock, basic and diluted	$(0.70)	$(0.81)
Weighted average common shares outstanding, basic and diluted	41,256,050	37,849,199

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2019	2018
	(unaudited)
Cash and cash equivalents	$171,316	$200,990
Other assets	21,676	15,999
Total assets	$192,992	$216,989

Total current liabilities	$26,868	$25,697
Long-term debt, net	72,680	72,500
Other liabilities	1,091	181
Total stockholders' equity	92,353	118,611
Total liabilities and stockholders' equity	$192,992	$216,989

About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential for continued XHANCE growth and potential growth drivers; the Company's plans to call on an estimated 2,200 previously uncalled-on physicians in new sales territories as a result of the sales force expansion; the Company's plans to seek approval for a follow-on indication for XHANCE for the treatment of chronic sinusitis, the potential benefits of such indication and the initiation of a second Phase 3b clinical trial in second quarter 2019 in pursuit of such indication; projected Company GAAP operating expenses and stock-based compensation for 2019; the Company's plans to participate in upcoming investor conferences; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; the Company’s ability to grow XHANCE prescriptions and become profitable; uncertainties and delays relating to the initiation, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; risks and uncertainties relating to drug discovery, development and commercialization and the receipt of payments under the Inexia license agreement; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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